SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

  = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                FORM 8-K/A
                   FIRST AMENDMENT TO CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

  = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                Date of Original Report:  September 28, 1999

                Date of Amended Report:  October 28, 1999


                             Salient Cybertech, Inc.
            (Exact name of Registrant as specified in Charter)


           Delaware               0-28772               35-1990559
(State or Other Jurisdiction    (Commission           (IRS Employer)
     of Incorporation)          File Number)        Identification No.)


                1715 Stickney Pt. Rd. Suite A-12, Sarasota FL
                  (Address of Principal Executive Offices)


                                   34231
                                (Zip Code)


                              (941) 349-6583
           Registrant's Telephone Number, including Area Code


                           Sloan Electronics, Inc.
        (Former name or former address, if changed since last report)





This Current Report on Form 8-K/A is comprised of 147 sequentially
numbered pages, including exhibits. The exhibit index is located at page 31   .


ITEM 1.	Changes in Control of the Registrant

	See Item 2.

	In conjunction with the transaction described in response to Item
Two of this Current Report, Mrs. Kim Adolphe was elected as a member of the Registrant's Board of Directors. Except for the addition of Mrs. Adolphe, the Board remained unchanged. The Officers of the Registrant remain unchanged.

	Prior to the transaction referred to in Item Two, neither Mrs.Adolphe nor any person or entity affiliated with her had any relationship with the Registrant, or its officers, directors or principal stockholders.

Directors and Executive Officers

        The only change in the Registrant's Board of Directors resulting from the change in control of the Registrant was the addition of Kim Adolphe to the Board.

The following persons are the current Directors and Executive Officers of the
Registrant:

Name            Age     Position

Larry Provost   51      Chairman of the Board of Directors, Secretary,
                        Treasurer and Chief Financial Officer.

Paul A. Sloan  	41     	President, Chief Executive Officer and Director.

Michael Solomon	54	     Senior Vice President.

Lester H. Cohen	53     	Vice President-Marketing.

Donald Grimes	  53	     Vice President-Sales

James Vondra	   58	     Director

Kim Adolphe     41      Director, President of Subsidiary
                        (Gemini Learning Systems,Inc.)

Jim Marquis     57      Director

Todd Finch      34      Director

Biographies of Directors, Officers and Officers Nominees.

Mr. Larry Provost has been Chairman, Secretary and Chief Financial Officer of the Registrant since the merger on December 5, 1997. Mr. Provost was, between 1994 and 1997, President of Production Talent, Inc., a film and video production company, and President of Vidco, Inc., an equipment leasing company. Mr. Provost still works with both companies on a part time basis. Mr. Provost graduated with a B.A. degree in Psychology from New York University in 1970.

Mr. Paul A. Sloan has been President, Chief Executive Officer and a Director of the Registrant since the merger on December 5, 1997. Prior to the merger,

Mr. Sloan was President of Sloan Electronics, Inc., and had been since its inception in 1990. Mr. Sloan co-founded Vorec Corporation in 1986 and served as design team leader.

Mr. Michael Solomon became Senior Vice President immediately after the merger on December 5, 1997, a position he held for the two year period prior to the merger. Mr. Solomon has worked at the New York City Police Department for 15 years. Mr. Solomon founded Pro-Tech Security Systems, a company that installs and services residential and commercial security systems, after retirement from the New York City Police Department. Mr. Solomon holds a Master's
Degree in Criminal Justice Administration from New York Institute of
Technology.

Mr. Donald Grimes became Vice President of Sales in November of 1998. Prior to that, from 1994 to 1998 he was President of Strategic Monitoring Services, located in Vancouver, Canada. He brings to the Registrant twelve years of experience in marketing electronic supervision equipment to the corrections industry. He sits on the advisory board of the Journal for Offender Monitoring.

Mr. Lester H. Cohen has been Vice President - Marketing of the Registrant from 1994 through to the present. Mr. Cohen served as New York State Division of Probation Training Administrator, Chief of Planning Policy and Program Development for the same department and as a Line Probation Officer in the Steuben County Probation Department. Mr. Cohen received a Master's Degree in Social Work from Adelphi University, School of Social Work.

Mr. James Vondra has been a Director of the Registrant since the merger on December 5, 1997. From 1991 to the present, Mr. Cohen has been a Senior
Systems Analyst for data based management systems (IMS development) produced by Computer Sciences Corporation, located in Texas. He received a BA in Business Administration in 1963 from North Texas State University. Mr. Vondra has 29 years experience in data processing and system programming, specializing in on-line transaction processing systems. He has experience within the aerospace, manufacturing, financial, and oil and gas business sectors.

Mr. Todd Finch is the President of the Sun-Netscape Alliance Canada, the newly formed joint venture between America Online Inc. and Sun Microsystems.

Prior to Netscape's aquistition by AOL, Mr. Finch was appointed to lead a team of internet experts, helping to develop the internet infrastructure, portal business and commerce landscape for Canada. During the 4 1/2 year tenure, he developed the initial NetCenter portal strategy, acquired the first major e-commerce infrastructure relationship for Netscape worldwide, and was involved in the formation of the Sun-Netscape Alliance in Canada between

America Online (NYSE: AOL) and Sun Microsystems (NASDAQ: SUNW). Prior to Netscape, Mr. Finch co-founded Visable Decisions Inc. a Toronto based visual-ization software company where he was Vice President of Worldwide Sales and Operations. Mr. Finch became a director of the Registrant on October 20, 1999.


Mrs. Kim Adolphe became a Director of the Registrant in September 1999 immediately upon Gemini Learning Systems, Inc.'s ("Gemini") purchase by the Registrant (See, Item 2). For the past 5 years, she has been President and CEO of Gemini (See Significant Employees).

Mr. Jim Marquis, elected to Board of Directors of the Registrant on May 22, 1999, is currently Vice President and Board member of Kimchuk, Inc., an electronics manufacturing and engineering design firm. He also sits on the Board of Directors of Smartcom, Inc., Thermal Waste Technologies, Smart Communications, Inc., Investment Funding LLC, and Baron Express LLC and a partner of Professional Properties. Mr. Marquis has been with Kimchuk, Inc. since 1971. Mr. Marquis received a BSEE from the University of Bridgeport in 1968 and a MBA from the University of Connecticut in 1974.

Significant Employees.

	The Following persons, all of whom are employed by Gemini, the sole subsidiary of the Registrant, are deemed by management to constitute significant employees (as that concept is reflected in Securities and Exchange Commission Regulation S-B):

Name                Age     Term     Position_____________________________
Kim Adolphe         41      *        President
Patrick Brackett    33      *        Vice President, Product development
Pam Hirtle          36      *        Director of Training and Customer Support
Janet Werstroh      37      *        Senior Office Administrator
________________________
* Employed at the pleasure of the Board of Directors, and continuously with Gemini for the last 5 years.

Biographies

Mrs. Adolphe, President and CEO of Gemini since its inception in 1990, runs Gemini on a day to day basis. Her role is to oversee the strategic direction of the company and to ensure that the people and processes to accomplish Gemini's corporate objectives are in place. She has held this position continuously, on a full time basis, since 1990.

Mrs. Adolphe is a director and alumni member of Canadian Advanced
Technology Alliance (CATA). She was the founding President of the Calgary

UNIX User's Group (CUUG), spearheading the first Internet service in Calgary. Mrs. Adolphe has published papers in such journals as Canadian Artificial Intelligence and co-authored an international award-winning paper on the SWIFT (SoftWare Intelligent Freeform Training) methodology.

Mr. Patrick Brackett has been with Gemini since 1993 as a senior member of the SWIFT development team. His role is to oversee new software design and implementation. He is also responsible for evaluating current and emerging technologies and ensuring that Gemini continues to be well positioned as a distance education and training solution leader.

Mr. Brackett took over management of product development in 1996. As Vice President of Product Development, Patrick is responsible for all aspects of R&D. He has co-authored an international award-winning paper on the SWIFT methodology.

Ms. Pam Hirtle has been with Gemini since 1993 as a senior member of the SWIFT development team. She is involved in SWIFT development, particularly as it pertains to the SWIFT Development Environment. Her responsibilities include liaison with clients, particularly in the areas of training and support. She works with various strategic partners in specific projects related to the enhancement of the SWIFT Development Environment and the SWIFT DTD.

Ms. Janet Werstroh has been with Gemini since 1991 overseeing office administration, and in more recent years has become involved in beta testing SWIFT and SWIFT courses, liaison with distributors and clients, web site maintenance, and assisting the President in the coordination of all marketing related activities.

Family Relationships.

None of the Directors, Officers, or significant employees of the Registrant or its Subsidiary are related or affiliates.

Involvement in Certain Legal Proceedings.

	During the past five years no current director, person nominated to become a director, executive officer, promoter or control person of the Registrant or its Subsidiary has been a party to or the subject of:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or has been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)    	Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoying, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

General
SUMMARY, COMPENSATION TABLE

                Annual Compen-     Awards              Payouts
                sation             Other Annual Restricted
                                   Compen-      Stock   Aw       SU      SA
Name and                           sation               ards OP  RS LTIP Other
Position  Year  Salary($)    Bonus  ($)         (#)    ($)      ($)     ($)
Larry     1999  52,000**     0     ****          0      0    0   0       0
Provost*  1998  52,000***    0     18,000(1)     0      0    0   0       0
          1997  18,000       0     (2)           0      0    0   0       0

Paul      1999  60,000**     0     ****          0      0    0   0       0
Sloan*    1998  60,000(3)    0     (4)           0      0    0   0       0
          1997  60,000(5)    0      0            0      0    0   0       0

Lester    1998  0            0     (4)           0      0    0   0       0
Cohen*

Michael   1998  0            0     (4)           0      0    0   0       0
Solomon*

Donald    1999  23,788       0     0             0      0    0   0       0
Grimes*   1998  6,153(6)     0     50,000(7)     0      0    0   0       0

Jim       1999  0            0     ****          0      0    0   0       0
Vondra*   1998  0            0     (4)           0      0    0   0       0

Jim       1999  0            0     ***           0      0    0   0       0
Marquis

Todd
Finch*    1999  0            0      0            0      0    0   0       0

Kim       1999  120,000**(9) 0      3,000(8)(9)  0      0    0   0       0
Adolphe*  1998  67,000(9)    0      3,050(8)(9)  0      0    0   0       0
          1997  33,650(9)    0      4,000(8)(9)  0      0    0   0       0

Patrick   1999  90,000**(9)  0      0            0      0    0   0       0
Brackett  1998  55,000(9)    300(9) 0            0      0    0   0       0
          1997  55,000(9)    0      787(8)(9)    0      0    0   0       0

Janet     1999  40,000**(9)  0      0            0      0    0   0       0
Werstroh  1998  29,065(9)    300(9) 0            0      0    0   0       0
          1997  25,273(9)    0      0            0      0    0   0       0

Pam       1999  33,600**(9)  0      0            0      0    0   0       0
Hirtle    1998  32,400(9)    500(9) 0            0      0    0   0       0
          1997  21,000       0      0            0      0    0   0       0

SUMMARY, COMPENSATION TABLE, continued.

____________________________
*Larry Provost is Chairman, Secretary, Treasurer, and Chief Financial Officer.
 Paul Sloan is President, Chief Executive Officer, and Director.
 Lester Cohen is VP Marketing, and was a Director until May 22, 1999.
 Michael Solomon is Senior VP, and was a Director until May 22, 1999.
 Donald Grimes is VP Sales.
 Jim Vondra is a Director.
 Jim Marquis was elected to the Board of Directors on May 22, 1999.
 Todd Finch was elected to the Board of Directors on October 15, 1999.
 Kim Adolphe is a Director, having been appointed to the Board on September 24, 1999, and President of Gemini.
 Patrick Brackett is VP Product Development for Gemini.
 Janet Westroh is Training and Support Officer for Gemini.
 Pam Hirtle is Gemini's Office Manager.

**Anticipated annual compensation as of December 31, 1999. In addition, the Registrant may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on service and performance.

***Mr. Provost received $0 as of September 30, 1999. This amount is accrued and payable by the Registrant.

**** The Directors of the Registrant will receive no cash compensation in 1999. In lieu of cash compensation, the Board of Directors approved a stock option of 10,000 shares to each Director, said options having not been issued as of September 30, 1999, and no exercise price having been set for the options as of September 30, 1999. The options will expire in 2004 for Mssrs. Sloan and Provost, and in 2009 for Mssrs. Marquis and Vondra.

(1) Mr. Provost received an $18,000 stipend to cover the costs of maintaining an office; and a 20,000 share stock option exerciseable until 2003 at an exercise price of $0.32/share (unexercised as of September 30, 1999).

(2) Mr. Provost received an aggregate of 196,350 shares as part of total compensation during fiscal year 1997.

(3) Mr. Sloan has received $25,000 as of December 31, 1998. The balance of $35,000 is accrued and payable by the Registrant.

(4) Mssrs. Cohen, Solomon and Vondra each received stock options for 10,000 shares excerciseable until 2008 at a price of $0.25 per share (all shares unexcercised as of September 30, 1999). Mr. Sloan received a stock option of 20,000, said share stock option exerciseable until 2003 at an exercise price of $0.32/share (unexercised as of September 30, 1999)

(5) Mr. Sloan has received $40,000 as of December 31, 1997. The balance of $20,000 is accrued and payable by the Registrant.

(6) This represents one month's salary.

(7) Mr. Grimes will receive 50,000 shares as a signing bonus contingent upon one year's service.

(8) Car allowance.

(9) These sums are in Canadian Dollars. The current conversion is $US1 is equivalent to $CAN1.471. The average conversion rate for each time period was equivelent to this amount +/-5%.
____________________________________________

Compensation of Directors

Standard Arrangements

	The Registrant has no standard arrangements for paying directors. Historically, the directors have been paid in the form of stock options (See "Summary, Compensation Table, and footnotes", at pages 6 and 7). In addition, if required, they are reimbursed for travel expenses and lodging is arranged for them, at the Registrant's expense. Directors are reimbursed for all out of pocket expenses incurred in the performance of their roles, subject to provision of receipts in form and substance adequate to satisfy Internal Revenue Service audit requirements (e.g., long distance telephone, postage, etc.).

Other Arrangements

	Neither the Registrant nor any of its subsidiaries have any other arrangements to compensate its directors.

Employment Contracts, Termination of Employment & Change-in-Control
Arrangements

	The Registrant does not have any compensatory plan or arrangement, including payments to be received from the Registrant, with respect to a named executive officer that results or will result from the resignation, retirement or any other termination of such executive officer's employment with the Registrant and its subsidiaries or from a change-in-control of the Registrant or a change in the named executive officer's responsibilities following a change-in-control, which, including all periodic payments or installments, exceeds $100,000.

Revised Stockholder Data

PRINCIPAL STOCKHOLDERS

	As of September 30, 1999, the following persons (including any "group" are, based on information available to the Registrant, beneficial owners of more than five percent of the Registrant's common stock (its only class of voting securities):

                Name and Address           Amount and Nature of     Percent
Title of Class  of Beneficial Owner        Beneficial Ownership     of Class

Common Stock    Paul Sloan                 2,062,535                   6.9%
                4266 Higel Ave.            Record and Beneficial
                Sarasota FL  34242         Owner

Common Stock    Kim Adolphe                20,000,000                66.65%
                Site 38 RR# 12             Record and Beneficial
                Calgary Alta. T3E 6W5      Owner

Security Ownership of Management

	As of the date of this Prospectus, the following table discloses, as to each class of equity securities of the registrant or any of its parents or subsidiaries other than directors' qualifying shares, beneficially owned by all directors and nominees, the names of each executive officer (as defined in Item 402[a][2] of Securities and Exchange Commission regulation S-B), and directors and executive officers of the registrant as a group, the total number of shares beneficially owned and the percent of class so owned. Of the number of shares shown, the associated footnotes indicate the amount of shares with respect to which such persons have the right to acquire beneficial ownership as specified in Securities and Exchange Commission Rule 13(d)(1).

                Name and Address           Amount and Nature of     Percent
Title of Class  of Beneficial Owner        Beneficial Ownership     of Class
Common Stock    Larry Provost              1,327,492 (2)             4.42%
                116 Teatown Rd.            Record and Beneficial
                Croton, NY  10520          Owner

Common Stock    Paul Sloan                 2,082,535 (2)             6.9%
                4266 Higel Ave.            Record and Beneficial
                Sarasota FL  34242         Owner

Common Stock    Lester Cohen (1)           598,763 (3)              1.99%
                7705 Porto Vecchio Place   Record and Beneficial
                Delray Beach FL 33446      Owner

Common Stock    Margery Cohen Trust (1)    588,763                  1.99%
                7705 Porto Vecchio Place   Record and Beneficial
                Delray Beach FL 33446      Owner

Common Stock    Michael Solomon            298,626 (3)              1.33%
                3 Chippewa Ct.             Record and Beneficial
                Suffern NY 10901           Owner

Common Stock    James Vondra               424,758 (3)              1.42%
                216 Overcrest Dr.          Record and Beneficial
                Benbrook TX  76126         Owner

Common Stock    Todd Finch                 500,000                  1.53%
                1096 Algonquin Drive       Record and Beneficial
                Mississauga, Ontario       Owner
                L5H 1P4

                Name and Address           Amount and Nature of     Percent
Title of Class  of Beneficial Owner        Beneficial Ownership     of Class

Common Stock    Kim Adolphe                20,000,000               66.65%
                Site 38 RR# 12             Record and Beneficial
                Calgary Alta. T3E 6W5      Owner

                All Directors & Officers   26,343,437               84.7%
                as a group (5 persons)
_______________________________________

(1) Mr. Lester Cohen is the husband of Mrs. Margery Cohen.
(2) Includes stock options (unexercised) for 20,000 common shares.
(3) Includes stock options (unexercised) for 10,000 common shares.
_________________________________________

Certain Relationships and Related Transactions.

	The following information pertains to all transaction during the last two year, or proposed transactions, to which the Registrant was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest: any director or executive officer of the Registrant: any nominee for election as a director; any principal security holder listed below; and, any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons.

              Relationship          Nature of Interest  Amount of   Fiscal
Name          to Registrant         in the Transaction  Interest    Year
                                                                    Ending
Paul Sloan    President, CEO,           (1)             60,000      1999
              And Director,             (2)             11,513      1998
              Principal Stockholder     (3)             60,000      1998
                                        (4)             60,000      1997
Gregory Tuai  Owner of 703,234          (5)             68,935      1998
              Common shares
              (2.34% of
              registrant)

Larry Provost Director, and CFO of      (6)             52,000      1999
              Of Registrant; Owner of   (7)             70,000      1998
              1,307,492 common shares   (8)            114,350      1997
              (4.42% of Registrant)

Kim Adolphe   Director, President of    (9)            123,000      1999
              Sole Subsidiary (Gemini), (10)           450,000      1999
              Principal Stockholder     (11)            70,050      1998
                                        (12)            37,650      1997
_____________________________________________

(1) Anticipated Compensation for the fiscal year ending December 31, 1999, along with a five year option with respect to 10,000 shares of the Registrant, option price not having yet been determined, and said option not having yet been issued.

Certain Relationships and Related Transactions, Footnote Continued.

(2) Mr. Sloan provided office and work space to the Registrant in owned properties at 2527 Montery St., Sarasota FL and 4266 Higel Avenue, Sarasota FL during 1998. The total amount paid to him was $11,513.

(3) Mr. Sloan has received $25,000 of his $60,000 salary as of December 31, 1998. The balance of $35,000 is accrued and payable by the Registrant. A stock option was also issued, said option for 20,000 shares at a price of $0.32 per share and excerciseable until 2003.( no options have been exercised as of September 30, 1999).

(4) Mr. Sloan has received $40,000 as of December 31, 1997. The balance of $20,000 is accrued and payable by the Registrant.

(5) Mr. Greg Tuai, owner of 703,234 Shares in the Registrant (2.34% of the outstanding Shares), provided outside services to the company as a design engineer, product developer and consultant through his company, Discovery Consulting. In 1998 Discovery Consulting invoiced $75,000 for services and received payment of $18,750 for services. The balance due Discovery Consulting was $100,370 in December of 1998. In December of 1998, Discovery Consulting agreed to forgive $50,185 of this amount.

(6) Anticipated Compensation for the fiscal year ending December 31, 1999. Mr. Provost received $0 as of September 30, 1999. This amount is accrued and payable by the Registrant. Mr. Provost also received, as Director, a five year option with respect to 10,000 shares of the Registrant, option price not having yet been determined, and said option not having yet been issued.

(7) Mr. Provost received a $18,000 stipend to cover the costs of maintaining an office. The remaining $52,000 represents annual compensation. Mr. Provost received $0 as of September 30, 1999. This amount is accrued and payable by the Registrant. A stock option was also issued, said option for 20,000 shares at a price of $0.32 per share and excerciseable until 2003.( no options have been exercised as of September 30, 1999).

(8) Mr. Provost received an aggregate of 196,350 shares as part of total compensation during fiscal year 1997, as well as $18,000, as a Stipend to cover his costs of maintaining an office.

(9) Anticipated Compensation, in Canadian Dollars, for the fiscal year ending December 31, 1999, including $3,000 as an automobile allowance.

(10) Mrs. Adolphe was sole owner of Gemini. She will receive 20,000,000 shares of restricted stock of the Registrant, in exchange for 100% of the outstanding shares of common stock in Gemini. The transaction was valued at $450,000.

(11) Annual Compensation, in Canadian Dollars, for 1998, including $3,150 as an automobile allowance.

(12) Annual Compensation, in Canadian Dollars, for 1997, including $4,000 as an automobile allowance.
________________________________________

Parents of the Registrant

	The following table discloses all persons who are parents of the Registrant (as such term is defined in Securities and Exchange Commission Regulation C), showing the basis of control and as to each parent, the per-centage of voting securities owned or other basis of control by its immediate parent if any.

              Basis            Percentage of              Other Basis
Name          for Control      Voting Securities owned    For Control
Paul Sloan    Stock Ownership  10.44%                     Director and Officer

Kim Adolphe   Stock Ownership  66.65%                     Director
____________________________________

Transactions with Promoters, if Organized Within the Past Five Years

	Neither the Registrant nor its Subsidiary was organized within the past five years.

ITEM 2.	Acquisition of Assets

General

The information presented in this ITEM 2 of the Current Report on Form 8-K, along with the tables found herein refer solely to Gemini Learning Systems, Inc.("Gemini"), unless otherwise noted. The Registrant's other business, the development, manufacture and sale of personal monitoring devices is fully disclosed and discussed in the Annual Report of the Registrant for the Fiscal year ended December 31, 1999, filed on March 30,1999 with the Securities and Exchange Commission of the United States (the "SEC") on Form 10-KSB, and updated in the quarterly report on Form 10-QSB filed on May 15, 1999 ( for the quarter ended March 31, 1999) and on August 13, 1999 (for the quarter ended June 30, 1999) with the SEC. All three documents are incorporated in their entirety with the exhibits attached to them in this Current Report on Form 8-K.

DATE AND MANNER OF ACQUISITION

On September 24, 1999, Mrs. Kim Adolphe, a resident of the Canadian Province of Alberta, exchanged 100% of the outstanding capital stock of Gemini Learning Systems, Inc. ("Gemini"), a corporation organized and operating under the laws of the Canadian Province of Alberta, for 20,000,000 shares of the Registrant's common stock, said stock having a par value of $0.001 per share. As a result of the said transaction, Mrs. Adolphe became the beneficial owner of the stock exchanged, which comprises approximately 66.7% of the Registrant's outstanding common stock. Prior to the foregoing transaction
Mrs. Adolphe had no relationship with the Registrant.

The transaction was structured to meet the tax free exchange provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and for accounting purposes, is expected to be treated as a reverse acquisition, but not resulting in a pooling of interests. The securities were issued in reliance on the exemptive provisions of the Business Corporations Act of Canada, Section 4(2) of the Securities Act of 1933 (USA), as amended, and comparable state and provincial law provisions, based on representations by the parties, as reflected in the stock exchange agreement.

A copy of the "Share Purchase Agreement" pursuant to which the change in control was effected, including all schedules thereto, and financial statements for Gemini, are included as exhibits to this Current Report (see "Exhibit Index"). Consolidated financial data and pro forma financial information reflecting the acquisition of the subsidiaries and required by
Item 7(a) will, as permitted by regulations, be provided by amendment to this Current Report within 60 days after its initial filing.

DESCRIPTION OF THE CORPORATION ACQUIRED

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS REPORT AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE REGISTRANT, WITH RESPECT TO (i) THE REGISTRANT'S OR ITS SUBSIDIARY'S PRODUCT DEVELOPMENT AND FINANCING PLANS, (ii) TRENDS AFFECTING THE REGISTRANT'S OR ITS SUBSIDIARY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS, (iii) THE IMPACT OF COMPETITION AND (iv) THE EXPANSION OF CERTAIN OPERATIONS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

Gemini Learning Systems, Inc. ("Gemini"), organized under the laws of the Canadian Province of Alberta in June, 1990, has never been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of its business.

Gemini is a software applications development company, specializing in distance education and training solutions. The company created and markets software technology called SWIFT (SoftWare Intelligent Freeform Training). The Company is emerging from its development phase, having created an entire product line based on the SWIFT technology. The company has already begun to establish clients and a distribution network in Canada, the United States, the United Kingdom and Europe.

Management's primary objective is for Gemini to become a leader in the emerging internet/intranet distance education and training industry by establishing SWIFT as the de facto standard delivery environment. Management believes that it can obtain this objective through its strategic alliances and by utilizing its staff of outside consultants, most of whom are the top professionals in their field (See "Business Development").

Background Information

	Gemini began business in the Canadian City of Alberta in 1990. The corporate aim was to develop a delivery environment for the emerging internet/intranet distance education and training industry. The corporation expended over $3,000,000 in developing its SWIFT technology, and a distribution network.

	Gemini, management believes, is ready to become the industry leader in the delivery of distance education systems, to be utilized both in an intra-company setting (intranet) and by students over the internet. The students may be individuals or complex organizations with diverse training and educational needs to be delivered worldwide to their various locations.

Business Development

        The development of the SWIFT technology, eight years in the making, is, management believes, its primary competitive edge in the business world.

	The technology was developed utilizing the talents of many professionals. The SWIFT poject leaders were Elliot Kimber, Sr. Consultant, ISOGEN Corp., and Dr. Marlene Jones. Eliot Kimber has over 10 years of experience designing and building industrial strength publishing systems based on the principles of generic markup and information reuse. He has developed systems for customers in a variety of industries including: IBM, Intel, Tandem Computers, Ameritech, International Correspondence Schools
(ICS), and Cisco Systems. Dr. Jones was a Senior Scientist with Alberta Research Council's (ARC) Advanced Computing and Engineering Department since 1987. Marlene had more than a decade of experience in applied research in the field of Adaptive Learning Environments and is internationally recognized as an expert in the field. Mr. Kimder continues to provide steady input into the development of Gemini's product line.

	Day to day management of the SWIFT project was by Terry Yasui, Mr. Yasui brought with him over fifteen years experience in the design, development, and management of high-technology projects. He was responsible for the overall management of the SWIFT project including the preparation, implementation, tracking and updating of all project plan documents through weekly and monthly progress reports following the IEEE standards.

John Moore, who holds a B.Sc., B.Ed., and an M.A. in Educational Psychology specializing in "Instructional Design for Higher Education", provided his expertise in the overall development of the SWIFT interface and multimedia support requirements.

Dr. Tom Keenan, is the leading consultant for the Post-Secondary Interface Design Project for SWIFT. Tom is a Professor and Dean in the Faculty of Continuing Education at the University of Calgary. He holds an Ed.D. in Higher and Adult Education, an M.A. in Higher and Adult Education, a M.Sc. in Mathematical Methods and Operations Research, and a B.A. in Mathematics (Dean's Honour List).

Stuart Williams, who holds a B.Sc. in Physics, a B.Sc. in Mathematics/ Computer Science, and a M.S. in Computer Science and has several years of programming experience, including extensive work in object-oriented language design and SGM, implemented the SGML DTD (Document Type Definition) for SWIFT. He led the design and wrote most of the code for the unique SWIFT course compiler. Stuart also provides valuable technical input and feedback to the technical team.

Ruby Loo, who, in addition to a M.Math Computer Science has ten years of technical experience in a variety of computer science areas, including computer graphics, color usage, animation, human-computer interaction, and graphical interface design, was responsible for coordinating all human-computer interactions aspects of the SWIFT project including usability studies, mock-ups, evaluations of mock-ups, and the design of the Graphical User Interfaces.

Jim Tubman, who holds a M.Math Computer Science degree and has extensive experience in the area of software engineering, object oriented design, and system development, was involved in the High-Level and Low-Level Design of SWIFT andimplementation of certain features.

	These dedicated individuals were augmented by part time consultants who were hired as their input in specific areas was required. While many of the original development team have left the company, Mssrs. Kimber, Kenan, and Williams have remained as consultants, working with Gemini in its continual efforts to update the technology and product line.

	Management feels that the technology assembled by this team is, at present unchallenged, and that as the market is penetrated, development costs and resistance to new products once a benchmark standard is set will provide an almost monopolistic arena in which to grow.

Current Clients


HYPROTECH Ltd.			Calgary, Canada
Albeda College			Rotterdam*

*Consortium of 50 colleges

Distribution Partners and Strategic Alliances

	Management has always felt that a basic key to the success of any venture is the development of a local distribution network, sensitive to the needs of the local clientele and at the same time providing a local presence for support and service.

	As different companies have specific strengths and areas of expertise, Gemini, in developing SWIFT and maintaining and enhancing its product line, has always made use of individual consultants and companies and with specific areas of expertise . To this end, Gemini has, over the years, formed some especially advantageous strategic alliances.

The key distribution partners and strategic alliances are listed below:

BCS Learning Systems, based in the Netherlands; works closely with Ideals, a consortium of 16 European Institutes dedicated to advanced training linked to small and medium sized enterprises and Institutes of higher education. They represent SWIFT in Europe and were a valuable partner during the implementation of the international functionality in SWIFT.

CamAxys Limited is Europe's leading supplier of environment, health, and safety software management systems. They are developing courses independently and in partnership with Excel (see below) for the environment, health, and safety industry and have just launched the first course entitled EnviroDiscovery in partnership with Excel for ISO 14001 compliance. The Corporation acts as a distribution agent for Gemini's product line.

CCI Learning Solutions Inc. specializes in providing high quality training services offering over 150 course titles to over 25,000 students per year; they are Microsoft Certified. They are a SWIFT CCP. Gemini is currently converting many of CCI's courses for delivery in SWIFT. The courses will be offered in the SWIFT Library some time in 2000.

Diskover Office Software Ltd.Diskover specializes in content development using the SWIFT Kit. They have created the entire Office 97 Suite, Level 1 and 2, Windows 95/98 in the SWIFT format, and are continuing to produce courses in SWIFT, which are sold through the SWIFT Library.

GST Technology Limited, a worldwide provider of Desktop Publishing and Graphics Software Technology, has licensed millions of copies of their software to well known publishers worldwide, including Fuji and Canon.
The company is launching a new brand name called "getwise" which Gemini is currently negotiating to include the Office 97 and 2000 suite, Windows 98, and other courses created in SWIFT.

Excel Partnership is an international leader in environmental management and systems training and consulting, and the first EARA (Environmental Auditors Registration Association) approved trainers for Advanced Environmental Management Systems Auditors. They are a CCP and have released two environmental courses in conjunction with CamAxys utilizing SWIFT.

Interactive Advantage Corporation, an Atlanta based company has built a name and reputation for producing products for an impressive client base including NCR, Home Depot, and Sterling Software. Their expertise includes development of CBT, software simulations, certification testing, online references, multimedia presentations, and information kiosks. They are a CAR and SWIFT Distributor.

JOT is a registered Trade School with registered Engineering status. Over the past ten years, Jot has built a solid reputation for developing high quality course content for a wide range of training solutions. They have an extensive library of courses with wide market potential and are a Course Content Provider.

Open Learning Agency is a unique, fully accredited, publicly funded educational leader providing a wide range of formal and informal educational and training opportunities for learners around the world. They use SWIFT for internal development. They have also partnered with Gemini in an R&D project (see R&D Projects) to enhance various components of SWIFT specific to SGML Standards.

RAND Worldwide, the world's largest Value Added Reseller of mechanical design automation tools and services, have launched their first course in SWIFT for internal use and to resell to their corporate clients.

	Management feels that the current group of Strategic and distribution partners will gratly enhance Gemini's ability to penetrate its target markets, and grow at a far faster rate than would be possible if Gemini had tried to develop its markets without the said distributors and alliance partners.

BUSINESS

Principal Products and Services and their Markets

SWIFT Library

Currently, Gemini offers over 400 course titles available to convert into SWIFT, and has, in the current fiscal year, launched its own online SWIFT library (over 30 popular course titles).

SWIFT Kit

The SWIFT Kit provides a Development Environment (DE), Adaptive Learning Environment (ALE), Adaptive Testing Algorithms, Interface, extensive testing, tracking and certification capabilities, and Enterprise Learning Manager (ELMer). Additional SWIFT Kits can be purchased for as many sites as the client wishes, with a price range of $1995.00 for one license to $1595.00 each, for more than twenty licenses. Annual Support Fees are $3,000.00. There is also a licensing fee per learner for delivering courses in the ALE.

The DE

All course content can be developed externally to SWIFT using software programs of the client's choice. The course content is then tagged in SGML in the DE and compiled into the LE using the SWIFT compiler. The DE includes a DTD (Document Type Definition) or course structure. The course structure is a three level hierarchy that promotes consistency and effective instructional design.

SWIFT 5.0, currently in development, and expected to be released in the next fiscal year, will provide the capability to map the SWIFT DTD to other DTDs and vice versa. SWIFT clients and SGML users alike will be able to easily reuse course content for other applications, thus further leveraging their investment in SWIFT and SGML.

The ALE

SWIFT provides what management believes to be the only Adaptive Learning Environment commercially available in the world. The pedagogical effectiveness of ALEs have been proven by years of research conducted by educational institutions and government organizations around the world.
The ALE adapts each course to each learner's individual requirements, based on the goals they choose and by completing a pretest.

Adaptive Testing

One of the problems with traditional exams is that they are of fixed length. A learner must complete a long series of questions in order for the system to determine how well they know a subject. This characteristic can cause frustration for both novices and experts, who may know after a few questions that the subject matter is either bewildering or trivial. Adaptive testing allows exams to be significantly shorter than traditional tests, without losing any predictive power about a learner's master of the material.

SWIFT Branding

The SWIFT interface can be readily branded for OEM and Corporate identities with little effort required on Gemini's part.

ELMer

ELMer is an advanced Internet/Intranet delivery, management, and analysis system for SWIFT courses. ELMer is required for administering Intranet and Internet courses and can be purchased separately for $7,000.00 per license.

Delivery

The Server, which runs on Windows(TM) 95//98/NT or UNIX platforms, can deliver and manage large numbers of courses to large numbers of learners simultaneously. Learners are able to access highly interactive SWIFT courses over the Internet running a 28.8 or greater modem , with full multimedia functionality.

Management of System

The Server is controlled either locally or remotely and manages:

- billing,
- accreditation,
- adjust resource consumption,
- determine average transmission rates,
- identify fault occurrences.

Analysis of Student Progress

A wide variety of statistical information of learner-based data is automatically gathered and stored by the Server. The Server can provide:

- grading and progress reports,
- progress and content analysis,
- item analysis,
- pathways.

Data can also be exported to external applications.

Ecommerce

Gemini has, in the current quarter, launched an Ecommerce solution and can offer server-hosting or connect to third party Ecommerce sites for SWIFT Library Distribution through portals, ISP's and web sites.

	The customer simply selects a course(s) from the SWIFT Library list, then submits their financial information once they have placed an order.

Approval takes 26 to 36 seconds. Once the customer has been approved they can access their course(s) from the SWIFT LE.

Market For Products

Gemini's market opportunity is diversified across a number of market segments, including multimedia CBT authoring tools, web authoring tools, IT education and training, courseware development services, internet software, ecommerce, on-line training.

	Gemini operates in a high growth environment. The IT Education & Training market is a $3.1 Billion established market experiencing moderate growth of approximately 15% annually through the year 2000. The Multimedia CBT market is currently growing at the rate of 31% per anum, while the Internet software market is showing a growth rate of 50% per anum, and the packaged internet software market is currently growing at the rate of 127% per anum.

 Gemini, management believes, is well positioned to take advantage of the rapidly growing Internet/Intranet Software market. Gartner Group research indicates that Interactive Training will make up 20% of corporate Intranet applications*. The overall market for Internet/Intranet software projected to be $12 billion by 2000. The market for Internet services is projected to be $14 billion by 2000**. In addition, the SWIFT SGML Development Environment (with its multimedia extensions) will enter the CBT Market Projections multimedia authoring tool market, expected to exceed $165 million by 2000***._________________________

 *     IT Symposium presentation, October 1996
 **    DC, Capturing the Top 10 IT Opportunities, July 1997.
 ***   IDC, Capturing the Top 10 IT Opportunities, July 1997.
________________________________

	In the following table are presented the expected market size for the markets Gemini specifically targets with its products and marketing efforts:

All data is in Millions of dollars
    Market Segments                       1999     2000     2001     2002

Multimedia Authoring Tools
    CBT Tools                            129.6    165.9    187.0    220.0

IT Education and Training
    Network-delivered                  1,566.0  1,695.0  1,830.0  1,960.0

    Desktop-delivered                  3,133.0  3,495.0  3,901.0  4,290.0

    Total                              4,699.0  5,189.0  5,731.0  6,251.0

Table of Market Size for Gemini's Products, Continues

Internet/Intranet
    Internet Software                  5,575.0  8,000.0  8,800.0  9,680.0
    Packaged Internet Software         2,730.0  4,000.0  4,400.0  4,840.0
    Internet Services                 10,205.0 14,000.0 15,400.0 16,940.0

  Total                               18,509.0 26,000.0 28,600.0 31,460.0

  Training segment (20%)               3,702.0  5,200.0  5,720.0  6,292.0
Sources: IDC, Dataquest, Gartner Group.

The table presented above, is a 4 year top-down revenue model. What the model shows is that there is tremendous potential for rapid revenue growth based on very modest penetration into the various market segments. For example, in the CBT Authoring Tools segment, where the SWIFT Kits will be m marketed, achieving a modest 4.0% share of this market would result in $1.9 million in revenue.

As IDC has stated, the packaged Internet software market should reach $4 billion by 2000. SWIFT courses delivered over the Internet and corporate Intranets represent a distinct opportunity for Gemini. This area will become the focus of a great deal of the company's resources in the year 2000, and will likely be the primary area to which investment capital from any public offering or private placement is directed.

Competitive Advantage


		SWIFT overcomes the two primary drawbacks of multimedia training quoted by Dataquest in the 1996 end-user survey (The Role of Digital Multimedia in Training in Business, Dataquest, August 1996), the high cost and initial deployment/updates and lack of interactivity. In another Dataquest survey (Education and Training: Market Analysis and
Outlook 1996, Dataquest, February 1997) respondents identify time and cost experiences in producing conventional CBT and TBT multimedia courseware using conventional tools or custom programming as the key drawback. The table below summarizes these findings:

Courseware Type
                Development Hours   Cost per Hour of    Elapsed Time per
                per Hour of         Instruction ($US)   Hour of
                Instruction                             Instruction


CBT
(Conventional)  150 to 300 hours    $10,000 to          13 to 20 weeks
                                    $45,000

TBT Multimedia  250 to 500 hours    $14,000 to          10 to 26 weeks
                                    $55,000

		Management believes that Gemini addresses these concerns, and delivers a solution that is both unique in the industry, and provides a user/developer friendly environment that is at the same time cost effective. The SWIFT System provides the same course delivered in a CDROM, Internet, and Intranet delivery environment, as well as being the only SGML-technology-based training solution that provides an efficient method for managing, updating and re-purposing course content, resulting in leveraged investment over time.

		SWIFT has full multi byte character functionality, and is, management believes, the only commercially available Adaptive Learning Environment in the world. SWIFT features extensive testing capabilities including adaptive testing, mandatory questions, and fixed-length testing for online certification, as well as having the ability to set seven different question types, including short answer, and feedback specific to learner interaction.

		SWIFT offers an intelligent tutoring system and has upwardly compatible versions, ensuring that clients benefit over time from Gemini's ongoing R&D. This last feature is of the utmost significance as the technology is continually undergoing development and upgrades.

SWIFT has an included management system, which offers a competitive edge over other delivery systems in that the management systems of other products start at $50,000 U.S. plus licensing fees.

		A key advantage of SWIFT is that SWIFT reduces development time, management believes, by upwards of 70% as compared to other technologies, offering a consistent, highly interactive learning environment requiring only content. SWIFT requires no programmers and software teams, and exhibits virtually no learning curve for developers.

Distribution Methods of the Products or Services

SWIFT Library Distribution

Gemini intends to meet its corporate and marketing objectives by building as many titles as possible for the SWIFT Library and marketing those worldwide, directly, as outlined below, and through distribution and alliance partners, as previously discussed. This will be accomplished by partnering with Course Content Providers for building the SWIFT Library and marketing the SWIFT Library through Portals (Specialized Web Sites), Internet Service Providers (ISPs), ASPs, OEMs, and Retail Distributors.

Large Corporate Accounts

SWIFT is, to the best of management's knowledge, the only SGML aware Distance Education and Training solution in the world. SGML users are typically medium to large corporations and government bodies with
significant training requirements.   These organizations have made large
investments to transfer their content into SGML and appear very interested in leveraging their investment further. By concentrating on the SGML market, where Gemini has, as discussed earlier, a significant competitive advantage, Gemini can quickly qualify and target potential clients through SGML trade shows, publications, conferences, etc. which draw only interested SGML clients. Gemini has already made several strategic alliances within the SGML industry (See above, Distribution Partners and Strategic Alliances).

Fortune 1000 Companies

Large Information Technology deployments within Fortune 1000 companies necessitate a major user training effort and hence an opportunity to sell SWIFT. These projects usually have a lengthy development cycle with significant up-front investments and are often behind schedule. There is usually significant pressure on IT departments to expedite deployment so that the organization can realize the promised benefits. Inevitably, the budget and time-frame for developing end-user training is tight. This scenario plays well for the SWIFT technology; IT groups can avoid the lengthy and expensive development associated with other tools.

Course Content Providers

Course Content Providers (CCPs) are made up of both private and public training and education organizations. This industry sector is in transition due to the rapid growth of the distance education and training industry resulting in the need to become competitive in a global economy. The development costs, consistency and course content re-use SWIFT, providing compelling value to this industry sector. To further entice CCPs, Gemini also offers a partnering program to selected CCPs that does not involve purchasing SWIFT.

Course Content Partnering (CP) Program

Gemini launched the CP program in January, 1999 and now has well over 400 courses available for conversion, with over 30 already converted. The programs entails Gemini (or a Gemini Partner) converting course content for delivery in SWIFT, and take a higher percentage of the royalties.

Product Positioning

The SWIFT product line is ideally positioned to target the fast growing Internet/Intranet market, as well as packaged internet software for the retail market. SWIFT products offer low cost to both developers and end users as well as many pedagogical distinguishing features.

The SWIFT product line fits into the following fast growing market segments:

- Turn-key Internet Distance Education and Training solution
- Online Library
- Ebusiness
- Application Service Provider software
- Internet Software
- Packaged Internet Software
- IT Education and Training

Marketing Plan

Direct Sales

Gemini plans to hire a team of sales people to address the target markets defined above that will consist of:

- Distributor Sales
- Inside Sales
- Large Acct. Sales

Distributor Sales

Gemini will hire sales people to build upon the distribution channels already in place. The target market, as defined above, includes Retail, OEM, ISPs, Portals and ASPs).

Marketing will be accomplished through investment in four specific areas:

- Direct sales - Gemini plans to establish an inside sales team to focus on the SGML market. This team will have a telemarketing orientation and will consist of salespeople with 2 to 5 years' experience. Gemini has created two new product and service "packagings" of SWIFT to support a "try and buy" selling model without compromising longer term revenue potential.

- Distribution recruitment - establishment of a distribution sales team to recruit distributors and Courseware Authorized Resellers. This team will consist of more senior sales personnel who possess the skills and experience to work with prospective distribution partners to develop their business models around the SWIFT technology.

- Marketing - conduct direct mail, advertising, conference, and industry partner marketing, as well as trade show activities, to raise brand awareness and generate sales and distribution leads. These efforts will be targeted towards the SGML market, the content developer market and the training groups within Fortune 1000 companies, government and educational institutions.

- R&D - expand the R&D staff to further develop the technology, focusing on Internet/Intranet delivery. The SWIFT technology will be enriched through additional authoring functionality and the product line will be broadened with new modules.

-In addition, executive business development resources will be focused on industry partnerships, key distribution prospects and large reference account opportunities.

SWIFT Library Distributors (SLD)

SLDs must purchase ELMer - a total investment of $7,000,00 U.S.D. which
includes the entire online library.   Gemini can provide the hosting
services providing a turn key solution with virtually no administration required, or set it up remotely. All SLDs receive the same discount based on the suggested retail price, ensuring a level playing field.

Gemini has designed the distribution program on a sliding scale based on
sales to further motivate marketing efforts by SLDs.   Courses are priced
slightly below competitor pricing. We have also provided a multi level marketing approach for third party Gemini partners to receive royalties for establishing SLD's. Gemini will hire a direct sales force to establish distribution channels for the SWIFT library.

Strategic Alliances and Industry Partners

Strategic alliances are defined as course content companies and content distributors. Gemini has had significant success partnering with Course Content Providers with access to hundreds of titles already available and in conversion. Likewise, the company has recently signed a number of high profile distributors for Internet/Intranet, OEM and Retail (CD-ROM delivery) (See Distribution Partners and Strategic Alliances, above).

The marketing strategy outlined above, management believes, should build a broader awareness of the SWIFT technology, creating a pull strategy for the SWIFT Kit into the lucrative corporate market. As well, Gemini's strategy should provide a huge incentive for CPs to convert their courses into SWIFT, help build upon multiple recurring revenue streams, create healthy cash flow, shorten sales cycles, and build more strategic partners and alliances.

Status of any Publicly Announced New Product or Service

	As outlined herein, Gemini is emerging from its development stage, and as such the products employing the SWIFT technology, which Gemini plans to introduce into the general worldwide marketplace, are, by definition, new products. However, as described above, both the products and the technology have been available since 1998, have been thoroughly market tested, and are ready for rollout into the general marketplace (See also, Distribution Methods of the Products or Services; and, Products and Services and their Markets, above).

Competitive Business Conditions, Competitive Position in the Industry, and Methods of Competition

	See, Market for Products, above, for a discussion of the Marketplace in general.

SWIFT uses an entirely different approach in design and licensing than its closest competitors, products such as Authorware, Toolbook, CBT Express and Icon Author. The primary areas of divergence between the competitors and SWIFT is outlined in the table below:

SWIFT
SGML-based, leverage investment              HTML-based
over time
Designed for use by course content           Development is from scratch
creators, requires content only
CBT interface (Learning                      Requires expertise in HCI,
Environment) is built-in - virtually no      programming, project mgmt,
learning curve, no software teams or         pedagogy...
programmers required

Reduces development time and                 Averages 200 - 250 hours of
costs by about 70%.                          development for every hour of
                                             finished product.
Provides delivery on CD-ROM,                 Requires development from scratch
Intranet and Internet                        for each delivery format

Utilizes ELMer                               Expensive mgmt systems

International utilization built in           Limited internationalization
                                             if at all

The primary areas of divergence between the competitors and SWIFT LE is outlined in the table below:


SWIFT LE                                     Other Learning Environment
Adaptive learning environment and            No adaptivity
adaptive testing algorithms
Internationally awarded intelligent          Virtually no pedagogy
tutoring system (Ed Media '95;
World Conference on Educational
Multi-Media and Hypermedia)
effectiveness backed by years of             Lead by the nose training
international R&D and usability
studies






	Management feels that the SWIFT Technology effectively gives Gemini a differentiable new technology which has no direct competition. As can be seen from the table presented above, SWIFT and SWIFT LE bear little resemblance to the competition in the marketplace except for the fact that the end user product is somewhat similar.What must be remembered is that Gemini is primarily marketing a delivery system, not a particular product. Indeed, most competitors in the industry could market their products using the SWIFT system for product delivery. In this respect one is drawn to the logical conclusion that Gemini, with respect to its base technology, has no direct competitors.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Gemini's services are not reliant on the availability of raw materials, but, rather, involve the development of software computer applications, and interactive data networks. Sources of all materials, internet services, and equipment are readily available from a large number of suppliers, none of which would be difficult to replace.

Dependence on One or a Few Major Customers

	No customer of Gemini accounts for more than 5% of its business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, Including Duration

Copyright and Trademarks

        Gemini has registered the trademark "SWIFT" in Canada, and uses the mark throughout the world. Gemini plans, in the next quarter to register the said mark in the United States and in Europe.

        All of Gemini's software is believed subject to common law but unregistered copyrights.

Licenses

Gemini grants its clients licenses for the non-exclusive use of its products. No one licensee accounts for more than 5% of Gemini's current business, and there are no outstanding or impending claims under any current licenses, or to the best of management's knowledge, are any such claims likely.

Other Intellectual Rights

	No other patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are used by Gemini.

Need for Any Government Approval of Principal Products or Services

 To the best of Gemini's management's knowledge, there are no special requirements for government approval of its principal products or services, not generally applicable to normal business operations.

Effect of Existing or Probable Governmental Regulations on the Business

	Gemini is unaware of any probable regulation of its business, other than as will apply to businesses in general.

Estimate of the Amount Spent During Each of the Last Two Fiscal Years on Research and Development Activities, and if Applicable the Extent to Which the Cost of Such Activities are Borne Directly by Customers.

	During the past two years management believes Gemini spent approximately $300,00 on R&D, none of which will be directly borne by Gemini's customers, but all of which will be indirectly borne by the customer as reflected in the price of the products of Gemini, a portion of which will be allocated to the amortized cost of development.

Costs and Effects of Compliance with Federal, State and Local Environmental
Laws.

	Gemini is not aware of any expenses directly attributable to compliance with federal, state or local environment laws or regulations.

Number of Total Employees and Number of Full Time Employee.

Gemini has 4 full time employees, and no part time employees.

Description of Real Estate and Operating Data.

Gemini currently rents approximately 2,104 square feet for its staff, at Suite 605, 839 - 5th Avenue SW, Calgary, Alberta, Canada T2P 3C8, with a rent of $7,890 per anum.

	Management is of the opinion that its current facilities are adequate for its immediate needs. As the Company's business increases, additional facilities may be required, however the current facilities are expected to suffice until after December 31, 2000.


Equipment

	The fixed assets of Gemini as valued for accounting purposes have a depreciated book value of $21,208, and an non-depreciated book value of $55,000. The assets are principally comprised of computers, computer equipment, and software, along with office furniture.

Investment Policies

	The Registrant has no investment policies with respect to investments in real estate or interests in real estate or investments in real estate mortgages.

Litigation.

	Neither Gemini nor the Registrant is a party to any material litigation.

Operating Subsidiaries of the Registrant

	The subsidiary of the Registrant, Gemini, purchased on September
24, 1999, is an emerging company, having emerged from its development phase this past quarter, and the discussions and tables referring to operations in this prospectus refer to the revenues generated by the subsidiary.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
CHANGES IN FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	The information required by this item will be provided, together with the financial statements and pro-forma financial statements pertaining to the transaction which is the subject of this Current Report, by an amendment hereto to be filed by the Registrant with the SEC on or before the sixtieth day following this Current Report.

ITEM 7

Financial Statements and Exhibits

A. Financial Statements

(c) Financial Statements of the Businesses Acquires or to be Acquired

The financial statements and pro forma financial information required for Gemini in response to this item will, as permitted by applicable SEC rules, be filed by amendment to this Current report on or before the 60th day following the date hereof.

B.	Exhibits

1. Underwriting Agreements:

   None

2. Plan of Acquisition, Reorganization, Liquidation, or Succession:

   Purchase and Sale Agreement, Dated September 24, 1999, among Kim Adolphe, Gemini Learning Systems, Inc. and the Registrant, for the Purchase of all outstanding Shares in Gemini Learning Systems, Inc. by the Registrant, page 36

3. Constituent Documents:

   .1   Original Articles of Incorporation*
   .11 Amendment to Articles of Incorporation, Changing Registrant's Name From Mas Acquisition I Corp. to Sloan Electronics, Inc.**
___________________
*Incorporated by Reference to the Registrant's registration statement on Form 10-SB, SEC File Number 000-28772, Filed on September 4, 1996. **Incorporated by Reference to the Registrant's Report on Form 8-k/A, SEC File Number 000-28772, Filed on March 18, 1998.

3.	Constituent Documents:

   .13 Amendment to Articles of Incorporation, Changes in Securities The Shareholders', provision for the Issue of 20 shares of Preferred Stock with no par value convertible at the will of the holder into 1,500,000 Common Shares, as an anti-takeover Provision.*

   .2   By-Laws of the Registrant**
   .21  Current  By-Laws of the Registrant***
   .3 Plan and Agreement of Merger between Registrant and Sloan Electronic, Inc.****
   .31  Specimen Share Certificate**
   .32  Specimen Share Certificate, replacing Original Share Certificate*****

27.	Financial Data Schedule:

   .1 The Financial Data Schedule required in response to this item will, as permitted by applicable SEC rules, be filed by amendment to this Current report on or before the 60th day following the date hereof.


99.     Additional Exhibits:

   .1 Articles of Incorporation of Gemini Learning Systems, Inc. (Gemini) and Amendments thereto, at page 58

   .2   Bylaws of Gemini, and amendments thereto, at page 68

   .3 Due diligence Questionairre (Corporate Profile) completed by Gemini prior to its purchase (1), at page 88

_______________________
*Incorporated by Reference to the Registrant's registration statement on Form 10-QSB, SEC File Number 000-28772, Filed on August 13, 1999.
**Incorporated by Reference to the Registrant's registration statement on Form 10-SB, SEC File Number 000-28772, Filed on September 4, 1996.
***Incorporated by Reference to the Registrant's Report on Form 10-QSB,
SEC File Number 000-28772, Filed on November 13, 1999.
****Incorporated by Reference to the Registrant's Report on Form 8-k/A,
SEC File Number 000-28772, Filed on March 18, 1998.
*****Incorporated by Reference to the Registrant's Report on Form 10-KSB/A, SEC File Number 000- 28772, Filed on April 7, 1998.
(1) The accompanying documentation was omitted, as its contents are described in this Current Report in Item 2, or appended hereto as individual exhibits.

99	Additional Exhibits:


   .4 Unaudited Financial data submitted by Gemini for the periods ended May 31, 1999, 1998, 1997, at page 99

   .5   Certifications executed by Gemini at Closing, at page 112

   .6   Distribution Agreement between Gemini and Camaxys Limited, at page 128

   .7   Trade Mark Documentation, at page 145


                                Signatures

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 1999

                                Salient Cybertech, Inc.


                                By:/s/Larry Provost/s/
                                _____________________
                                Larry Provost, Chairman

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                                             Registration Number: 000-28772


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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A
                        FIRST AMENDMENT TO CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

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                                EXHIBITS

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                           October 28, 1999.

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